As filed with the Securities and Exchange Commission on June 14, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

under

the SECURITIES ACT OF 1933

LifeStance Health Group, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	86-1832801
( State or Other Jurisdiction of Incorporation or Organization )	( I.R.S. Employer Identification No.)

4800 N. Scottsdale Road, Suite 6000

Scottsdale, AZ 85251

(425) 279-8500

(Address of Principal Executive Offices) (Zip Code)

LifeStance Health Group, Inc. 2021 Equity Incentive Plan

LifeStance Health Group, Inc. 2021 Employee Stock Purchase Plan

(Full Title of the Plans)

Michael K. Lester

President and Chief Executive Officer

LifeStance Health Group, Inc.

4800 N. Scottsdale Road, Suite 6000

Scottsdale, AZ 85251

(425) 279-8500

(Name, Address and Telephone Number of Agent for Service)

with copies to:

Thomas Fraser Ropes & Gray LLP Prudential Tower 800 Boylston Street Boston, MA 02199-3600 (617) 951-7000	Ryan Pardo Chief Legal Officer and Secretary LifeStance Health Group, Inc. 10655 NE 4th St #901 Bellevue, WA 98004 (425) 279-8500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act  ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share(2)	Proposed maximu maggregate offering price(2)	Amount of registration fee
LifeStance Health Group, Inc. 2021 Equity Incentive Plan Common Stock, $0.01 par value	47,037,113	$18.00	$846,668,034.00	$92,371.48
LifeStance Health Group, Inc. 2021 Employee Stock Purchase Plan Common Stock, $0.01 par value	6,816,973	$18.00	$122,705,514.00	$13,387.17

(1)

Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminable number of additional shares of the registrant’s common stock that may become issuable pursuant to terms designed to prevent dilution resulting from share splits, share dividends or similar events.

(2)

Calculated solely for the purpose of determining the registration fee pursuant to the provisions of Rule 457(c) and Rule 457(h) under the Securities Act of 1933, as amended. The proposed maximum offering price per share and the proposed maximum aggregate offering price are based on the initial public offering price of the registrant’s common stock ($18.00 per share).

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), and the Note to Part I of Form S-8. Such information is not being filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. Such information has been or will be delivered to participants in the plan covered by this Registration Statement as specified by Rule 428(b)(1) under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by LifeStance Health Group, Inc. (the “Registrant”) with the Commission are incorporated herein by reference:

(1)

The Registrant’s Prospectus dated June 9, 2021 and filed with the Commission pursuant to Rule 424(b) under the Securities Act relating to the Registrant’s Registration Statement on Form S-1 as amended (Registration No. 333-256202); and

(2)

The description of the Registrant’s common stock, $0.01 par value per share, contained in the Registrant’s Registration Statement on Form 8-A, filed with the Commission pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on June 10, 2021, and any other amendments or reports filed for the purpose of updating such description (File No. 001-40478).

All reports and other documents filed by the Registrant after the date hereof pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Section 145(a) of the DGCL grants each corporation organized thereunder the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that such person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that such person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful.

Section 145(b) of the DGCL grants each corporation organized thereunder the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 102(b)(7) of the DGCL enables a corporation in its certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director to the corporation or its stockholders of monetary damages for violations of the director’s fiduciary duty, except (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions), or (iv) for any transaction from which a director derived an improper personal benefit. Our certificate of incorporation includes a provision that eliminates the personal liability of directors for monetary damages for actions taken as a director to the fullest extent authorized by the DGCL.

We have also entered into indemnification agreements with our directors and officers. Such agreements generally provide for indemnification by reason of being our director or officer, as the case may be. These agreements are in addition to the indemnification provided by our certificate of incorporation and bylaws. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, we have been informed that in the opinion of the SEC such indemnification is against public policy and is therefore unenforceable.

The underwriting agreement provides that the underwriters are obligated, under certain circumstances, to indemnify our directors, officers, and controlling persons against certain liabilities, including liabilities under the Securities Act. Please see the form of underwriting agreement previously filed as Exhibit 1.1 to the Registration Statement on Form S-1 (File No. 333-256202) filed on June 1, 2021.

Our amended and restated bylaws indemnify the directors and officers to the full extent of the DGCL and also allow the board of directors to indemnify all other employees. Such right of indemnification is not exclusive of any right to which such officer or director may be entitled as a matter of law and shall extend and apply to the estates of deceased officers and directors. Section 145(f) of the DGCL further provides that a right to indemnification or to advancement of expenses arising under a provision of the bylaws shall not be eliminated or impaired by an amendment to such provision after the occurrence of the act or omission which is the subject of the civil, criminal, administrative or investigative action, suit, or proceeding for which indemnification or advancement of expenses is sought.

We also maintain a directors’ and officers’ insurance policy. The policy insures directors and officers against unindemnified losses arising from certain wrongful acts in their capacities as directors and officers and reimburses us for those losses for which we have lawfully indemnified the directors and officers. The policy contains various exclusions that are normal and customary for policies of this type. Section 145(g) of the DGCL provides that a corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust, or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under that section.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit Number	Description

4.1	Form of Amended and Restated Certificate of Incorporation of LifeStance Health Group, Inc. (previously filed as Exhibit 3.1 to the Registration Statement on Form S-1 (File No. 333-256202) filed on June 1, 2021 and incorporated herein by reference)

4.2	Form of Amended and Restated Bylaws of LifeStance Health Group, Inc. (previously filed as Exhibit 3.2 to the Registration Statement on Form S-1 (File No. 333-256202) filed on June 1, 2021 and incorporated herein by reference)

4.3	Form of Common Stock Certificate (previously filed as Exhibit 4.1 to the Registration Statement on Form S-1 (File No. 333-256202) filed on June 1, 2021 and incorporated herein by reference)

4.4	Form of LifeStance Health Group, Inc. 2021 Equity Incentive Plan (previously filed as Exhibit 10.11 to the Registration Statement on Form S-1 (File No. 333-256202) filed on June 1, 2021 and incorporated herein by reference)

4.5	Form of LifeStance Health Group, Inc. 2021 Employee Stock Purchase Plan (previously filed as Exhibit 10.14 to the Registration Statement on Form S-1 (File No. 333-256202) filed on June 1, 2021 and incorporated herein by reference)

5.1	Opinion of Ropes & Gray LLP

23.1	Consent of Independent Registered Public Accounting Firm, PricewaterhouseCoopers LLP

23.2	Consent of Independent Registered Public Accounting Firm, PricewaterhouseCoopers LLP

23.3	Consent of Independent Registered Public Accounting Firm, PricewaterhouseCoopers LLP

23.4	Consent of Ropes & Gray LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on the signature page of the Registration Statement)

Item 9. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Scottsdale, State of Arizona, on June 14, 2021.

LIFESTANCE HEALTH GROUP, INC.

By:	/s/ Michael K. Lester
Name:	Michael K. Lester
Title:	President and Chief Executive Officer

* * *

SIGNATURES & POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Michael K. Lester, J. Michael Bruff, and Ryan Pardo, and each of them singly, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them singly, for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 of LifeStance Health Group, Inc., and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to the attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in or about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that the attorneys-in-fact and agents or any of each of them or their substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael K. Lester	President, Chief Executive Officer, and Director	June 14, 2021
Michael K. Lester	(Principal Executive Officer)

/s/ J. Michael Bruff	Chief Financial Officer	June 14, 2021
J. Michael Bruff	(Principal Financial Officer and Principal Accounting Officer)

/s/ Robert Bessler	Director	June 14, 2021
Robert Bessler

/s/ Darren Black	Director	June 14, 2021
Darren Black

/s/ Jeffrey Crisan	Director	June 14, 2021
Jeffrey Crisan

/s/ William Miller	Director	June 14, 2021
William Miller

/s/ Jeffrey Rhodes	Director	June 14, 2021
Jeffrey Rhodes

/s/ Eric Shuey	Director	June 14, 2021
Eric Shuey

/s/ Katherine Wood	Director	June 14, 2021
Katherine Wood